Exhibit 3.20

RESTATED CERTIFICATE OF INCORPORATION

OF

TRILEGIANT CORPORATION

Trilegiant Corporation (the “Corporation” does hereby certify under the seal of the Corporation as follows:

First: The name of the Corporation is Trilegiant Corporation.

Second: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 2004 as Boomerang Acquisition Corporation. The Corporation amended its Certificate of Incorporation on January 23, 2004 to change its name to CMS Subsidiary, Inc. and subsequently further amended its Certificate of Incorporation on February 2, 2004 to change its name to Trilegiant Corporation.

Third: This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of Delaware and only restates and integrates and does not further amend the provisions of the Corporation’s Restated Certificate of Incorporation, as heretofore amended. There is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

Fourth: The text of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby restated to read in full, as follows:

FIRST: The name of the corporation is Trilegiant Corporation (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock each having a par value of $.01.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Lynn A. Feldman

Cendant Corporation

1 Campus Drive

Parsippany, NJ 07054

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or appeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon than, the directors are hereby empowered o exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of the stockholders maybe held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer and caused the Corporation to be hereunto affixed this 5th day of February, 2004.

/s/ Lynn A. Feldman
Lynn A. Feldman Vice President and Assistant Secretary

CERTIFICATE OF MERGER

OF

TRL GROUP, INC.

(a Delaware corporation)

AND

AFFINION MEMBERSHIP SERVICES HOLDINGS SUBSIDIARY LLC

(a Delaware limited liability company)

INTO

TRILEGIANT CORPORATION

(a Delaware corporation)

(Pursuant to Title 8, Section 264(c) of the General Corporation Law of the State of

Delaware and Title 6, Section 18-209 of the Delaware Limited Liability Company Act)

December 28, 2005

It is hereby certified that:

FIRST: The constituent business corporations and limited liability company participating in the merger herein certified are:

(i) TRL Group, Inc., which is incorporated under the laws of the State of Delaware;

(ii) Affinion Membership Services Holdings Subsidiary LLC, which is organized under the laws of the State of Delaware; and

(iii) Trilegiant Corporation, which is incorporated under the laws of the State of Delaware (“Trilegiant”).

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations and limited liability company in accordance with the provisions of subsection (c) of Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”) and subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the surviving corporation in the merger herein certified is Trilegiant Corporation, a Delaware corporation, which will continue its existence as said surviving corporation under its present name upon the effective date and time of said merger pursuant to the provisions of the DGCL.

FOURTH: The certificate of incorporation of Trilegiant, as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the DGCL.

FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations and limited liability company is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 100 Connecticut Avenue, Norwalk, Connecticut 06850.

SIXTH: A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation on request, and without cost, to any stockholder of each of the aforesaid constituent corporations or member of any constituent limited liability company.

SEVENTH: The Merger is to become effective on December 31, 2005 at 10:00 am Eastern Standard Time.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Merger as of the date first written above.

TRILEGIANT CORPORATION

By:	/s/ Nathaniel J. Lipman
Name: Nathaniel J. Lipman
Title: President

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CREDENTIALS SERVICES INTERNATIONAL, INC.

NGI HOLDINGS, INC.

SAFECARD SERVICES, INCORPORATED

TRILEGIANT MARKETING SERVICES, INC.

(each a Delaware corporation)

INTO

TRILEGIANT CORPORATION

(a Delaware corporation)

(Pursuant to Section 253 of the General Corporation Law of the State of Delaware)

December 28, 2005

Trilegiant Corporation (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

1.	The Company is a business corporation of the State of Delaware.

2.	The Company is the owner of all of the outstanding shares of each class of the stock of each of Credentials Services International, Inc., a Delaware corporation, NGI Holdings, Inc., a Delaware corporation, Safecard Services, Incorporated, a Delaware corporation, and Trilegiant Marketing Services, Inc., a Delaware corporation, (each a “Subsidiary” and together the “Subsidiaries”).

3.	On December 28, 2005, the Board of Directors of the Company adopted the following resolutions to merge each of the Subsidiaries into the Company (the “Merger”):

RESOLVED, that the Company, which is the parent corporation and the owner of all the issued and outstanding shares of each Subsidiary, hereby approves the merger of the Subsidiaries into the Company pursuant to the Section 253 of the DGCL;

RESOLVED, that at the Effective Time (as herein defined) all of the estate, property, rights, privileges, powers and franchises of each Subsidiary be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by each Subsidiary in its name as applicable;

RESOLVED, that at the Effective Time, the Company shall assume all of the obligations of each Subsidiary;

RESOLVED, that the separate existence of each Subsidiary shall cease at the Effective Time of the Merger pursuant to the provisions of the DGCL; and that the Company shall continue its existence as the surviving corporation pursuant to the provisions of the DGCL;

RESOLVED, that the issued shares of each Subsidiary shall not be converted in any manner, but each said share which is issued as of the Effective Time and date of the merger shall be surrendered and extinguished;

RESOLVED, that the Company shall cause to be executed and filed and recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction;

RESOLVED, that the form, terms and provisions of the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”), substantially in the form previously submitted to the Board, be, and they hereby are, in all respects adopted, approved, ratified and confirmed; and that the Executive Officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, and under its corporate seal or otherwise, to enter into, execute, deliver and file the Delaware Certificate of Merger with such additions thereto or deletions therefrom as such Executive Officer or Executive Officers shall, in his or her discretion, determine to be necessary, proper or advisable, such determination to be evidenced conclusively by the execution, delivery and filing thereof;

RESOLVED, that the Merger shall become effective at the date and time specified in the Delaware Certificate of Merger, (the “Effective Time”);

RESOLVED, that from and after the Effective Time, the bylaws and certificate of incorporation of the Company shall continue to be the bylaws and certificate of incorporation of the Company;

RESOLVED, that from and after the Effective Time, until successors are duly elected or appointed, the directors and officers of the Company shall continue to be the directors and officers of the Company;

Further Actions

RESOLVED, that the Executive Officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to make all such arrangements, to take all such further action, to cause to be prepared and filed all such documents, to make all expenditures and incur all expenses, and to pay all required fees, and to execute and deliver, in the name of and on behalf of the Company, all agreements, instruments, mortgages, leasehold mortgages, trust deeds, deeds of trust, documents and certificates (including stock certificates), including without limitation, officers’ certificates, as they may deem necessary, appropriate or advisable in order to fully effectuate the purpose of each and all of the foregoing resolutions and the execution by such Executive Officer of any such agreement, instrument, mortgage, leasehold mortgage, trust deeds, deeds of trust, document or certificate or the payment of any such expenditures or expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the agreement, instrument, mortgage, leasehold mortgage, document or certificate so executed, the expenses or expenditures so paid and the action so taken; and

RESOLVED, that for purposes of the foregoing resolutions, the term “Executive Officers” shall mean and include, as applicable the Company, the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, any other duly authorized officer of the Company or any of them.

4.	This document shall be effective as of December 31, 2005, at 2:00 pm Eastern Standard Time.

*            *            *            *

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Ownership and Merger as of the date first written above.

TRILEGIANT CORPORATION

By:	/s/ Nathaniel J. Lipman
Name:	Nathaniel J. Lipman
Title:	President and CEO